EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2009	2008	2008
Interest & Loan Fees Income	$94,705	$113,546	$103,186
Tax Equivalent Adjustment	2,964	3,960	3,180

Interest & Fees Income (FTE)	97,669	117,506	106,366
Interest Expense	33,788	51,268	39,961

Net Interest Income (FTE)	63,881	66,238	66,405

Provision for Credit Losses	8,028	2,100	12,207

Non-Interest Income:
Investment securities transactions	69	955	(1,160)
Fees from trust & brokerage services	3,594	3,939	3,568
Fees from deposit services	9,303	9,083	9,853
Bankcard Fees and Merchant Discounts	923	1,558	980
Other charges, commissions, and fees	451	488	405
(Loss) Income from bank-owned life insurance	(102)	1,309	150
Mortgage banking income	137	93	43
Other non-interest revenue	1,015	1,185	5,341

Total Non-Interest Income	15,390	18,610	19,180

Non-Interest Expense:
Salaries and employee benefits	19,836	19,028	18,292
Net occupancy	4,552	4,297	4,248
Other expenses	14,902	16,619	21,831
Amortization of intangibles	704	1,018	747
OREO expense	1,237	242	928
FDIC expense	583	154	554

Total Non-Interest Expense	41,814	41,358	46,600

Income Before Income Taxes (FTE)	29,429	41,390	26,778

Tax Equivalent Adjustment	2,964	3,960	3,180

Income Before Income Taxes	26,465	37,430	23,598

Taxes	(3,168)	11,734	7,079

Net Income	$29,633	$25,696	$16,519

MEMO: Effective Income Tax Rate	(11.97%)	31.35%	30.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	March 31	March 31
	2009	2008	March 31	December 31
	Q-T-D Average	Q-T-D Average	2009	2008
Cash & Cash Equivalents	$181,028	$203,878	$183,054	$213,534

Securities Available for Sale	1,085,853	1,143,936	1,041,099	1,097,043
Held to Maturity Securities	108,071	153,799	105,180	116,407
Other Investment Securities	78,358	80,284	78,502	78,372

Total Securities	1,272,282	1,378,019	1,224,781	1,291,822

Total Cash and Securities	1,453,310	1,581,897	1,407,835	1,505,356

Loans held for sale	1,761	2,194	1,417	868

Commercial Loans	3,889,432	3,650,874	3,895,446	3,916,768
Mortgage Loans	1,746,564	1,757,105	1,734,119	1,754,100
Consumer Loans	354,143	371,407	353,785	349,690

Gross Loans	5,990,139	5,779,386	5,983,350	6,020,558

Unearned income	(6,110)	(7,035)	(5,754)	(6,403)

Loans, net of unearned income	5,984,029	5,772,351	5,977,596	6,014,155

Allowance for Loan Losses	(61,312)	(50,629)	(62,422)	(61,494)

Goodwill	312,262	312,141	312,193	312,263
Other Intangibles	7,066	10,429	6,680	7,384

Total Intangibles	319,328	322,570	318,873	319,647

Real Estate Owned	23,160	6,831	31,768	19,817
Other Assets	284,567	287,360	309,650	303,742

Total Assets	$8,004,843	$7,922,574	$7,984,717	$8,102,091

MEMO: Earning Assets	$7,230,125	$7,137,160	$7,170,052	$7,267,990

Interest-bearing Deposits	$4,721,829	$4,474,910	$4,668,693	$4,741,855
Noninterest-bearing Deposits	935,026	840,443	993,987	906,099

Total Deposits	5,656,855	5,315,353	5,662,680	5,647,954

Short-term Borrowings	638,807	991,345	547,155	778,320
Long-term Borrowings	898,709	779,881	927,499	852,685

Total Borrowings	1,537,516	1,771,226	1,474,654	1,631,005

Other Liabilities	70,845	61,581	90,397	86,420

Total Liabilities	7,265,216	7,148,160	7,227,731	7,365,379

Preferred Equity	—	—	—	—
Common Equity	739,627	774,414	756,986	736,712

Total Shareholders’ Equity	739,627	774,414	756,986	736,712

Total Liabilities & Equity	$8,004,843	$7,922,574	$7,984,717	$8,102,091

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2009	2008	2008
Quarterly Share Data:

Earnings Per Share:
Basic	$0.68	$0.59	$0.38
Diluted	$0.68	$0.59	$0.38

Common Dividend Declared Per Share	$0.29	$0.29	$0.29

High Common Stock Price	$33.64	$33.07	$35.00
Low Common Stock Price	$13.15	$24.00	$21.05

Average Shares Outstanding (Net of Treasury Stock):
Basic	43,407,224	43,246,852	43,358,278
Diluted	43,465,298	43,418,571	43,546,679

Memorandum Items:

Income Tax Expense (Benefit) Applicable to Security Transactions	$24	$334	$(406)

Common Dividends	$12,594	$12,542	$12,589

	March	March	December
	2009	2008	2008
EOP Share Data:
Book Value Per Share	$17.44	$17.83	$16.97
Tangible Book Value Per Share	$10.10	$10.39	$9.61

52-week High Common Stock Price	$42.00	$35.37	$42.00
Date	09/19/08	04/03/07	09/19/08
52-week Low Common Stock Price	$13.15	$24.00	$18.52
Date	03/06/09	01/18/08	07/15/08

EOP Shares Outstanding (Net of Treasury Stock):	43,397,108	43,260,951	43,403,891

Memorandum Items:

EOP Employees (full-time equivalent)	1,512	1,558	1,531

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2009	2008	2008
Selected Yields and Net Interest Margin:
Loans	5.50%	6.86%	5.97%
Investment Securities	5.34%	5.68%	5.30%
Money Market Investments/FFS	0.45%	3.10%	0.83%
Average Earning Assets Yield	5.45%	6.61%	5.82%
Interest-bearing Deposits	2.08%	3.16%	2.46%
Short-term Borrowings	0.16%	2.77%	0.54%
Long-term Borrowings	4.20%	4.80%	4.54%
Average Liability Costs	2.19%	3.30%	2.51%
Net Interest Spread	3.26%	3.31%	3.31%
Net Interest Margin	3.56%	3.72%	3.63%

Selected Financial Ratios:

Return on Average Common Equity	16.25%	13.35%	8.37%
Return on Average Assets	1.50%	1.30%	0.81%
Loan / Deposit Ratio	105.56%	107.12%	106.48%
Allowance for Loan Losses/ Loans, net of unearned income	1.04%	0.98%	1.02%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.08%	1.02%	1.06%
Nonaccrual Loans / Loans, net of unearned income	0.67%	0.43%	0.70%
90-Day Past Due Loans/ Loans, net of unearned income	0.32%	0.21%	0.20%
Non-performing Loans/ Loans, net of unearned income	1.01%	0.65%	0.90%
Non-performing Assets/ Total Assets	1.16%	0.56%	0.91%
Primary Capital Ratio	10.21%	10.32%	9.80%
Shareholders’ Equity Ratio	9.48%	9.66%	9.09%
Price / Book Ratio	0.99	x	1.50	x	1.96	x
Price / Earnings Ratio	6.32	x	11.26	x	16.59	x
Efficiency Ratio	50.34%	47.80%	51.79%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
	2009	2008	2008
Asset Quality Data:
EOP Non-Accrual Loans	$40,248	$25,103	$42,317
EOP 90-Day Past Due Loans	19,214	12,375	11,881
EOP Restructured Loans	1,134	—	—

Total EOP Non-performing Loans	$60,596	$37,478	$54,198

EOP Other Real Estate & Assets Owned	31,768	7,043	19,817

Total EOP Non-performing Assets	$92,364	$44,521	$74,015

	Three Months Ended
	March	March	December
	2009	2008	2008
Allowance for Credit Losses:(1)
Beginning Balance	$63,603	$58,744	$59,388
Provision Expense	8,028	2,100	12,207

	71,631	60,844	71,595
Gross Charge-offs	(7,351)	(2,033)	(8,152)
Recoveries	402	239	160

Net Charge-offs	(6,949)	(1,794)	(7,992)

Ending Balance	$64,682	$59,050	$63,603

Note: (1)	Includes allowances for loan losses and lending-related commitments.